EXHIBIT 10.13

                               INDEMNITY AGREEMENT

         This Indemnity Agreement, dated as of July 1, 1996, by and between Imation Corp., a Delaware corporation (the "Company") and ______________, a director of the Company (the "Indemnitee").

                                    RECITALS

         A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors;

         B. The statutes and judicial decisions regarding the duties of directors are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

         C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors;

         D. The Company believes that it is unfair for its directors to assume the risk of huge judgments and other expenses which may occur in cases in which the director received no personal profit and in cases where the director was not culpable;

         E. Based upon their experience, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as directors of the Company and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors in connection with their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in harm to the Company and its shareholders;

         F. The Delaware General Corporation Law under which the Company is organized empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at THE request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

         G. As a result of circumstances that may have no relation to, or that may be beyond the control of, the Company or the Indemnitee, there can be no assurance of the adequacy of, or continuation or renewal of current liability insurance coverage for its directors. The Company believes, therefore, that the interests of the Company's shareholders would best be served by a combination of such insurance and the indemnification by the Company of the directors of the Company;

         H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director of the Company free from undue concern for claims for damages arising out of or related to such services to the Company; and

         I. The Indemnitee is willing to serve, or to continue to serve, the Company, provided that he or she is furnished the Indemnity provided for herein.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions.

                  (a) Agent. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

                  (b) Expenses. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145, or otherwise; provided, however, that expenses shall not include amounts for which the Company is prohibited by law from providing indemnification.

                  (c) Proceeding. For the purpose of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

                  (d) Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more subsidiaries, or by one or more subsidiaries.

         2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as a director of the Company, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the by-laws of the Company or until such time as the Indemnitee tenders his or her resignation in writing, provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or Board membership by Indemnitee.

         3. Maintenance of Liability Insurance.

                  (a) The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

                  (b) In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors.

                  (c) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

         4. Mandatory Indemnification. The Company shall indemnify the
Indemnitee:

                  (a) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

                  (b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company; such indemnification shall also be granted if the Court of Chancery or the court in which such proceeding was brought shall determine upon application, that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

                  (c) Actions where Indemnitee is Deceased. If the Indemnitee dies before his or her right to indemnification is determined or, after determination, but before indemnification is paid, the Indemnitee's right to indemnification shall survive and shall be determined and paid as if the Indemnitee had survived.

         5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by the Indemnitee in the investigation, defense, settlement or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled.

         6. Mandatory Advancement of Expenses. Subject to Section 8(a) below, the Company shall advance all reasonable expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined pursuant to Section 8 hereof that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company. Any such request shall reasonably evidence the expenses and costs incurred or to be incurred by Indemnitee hereunder. Any dispute concerning the advancement of expenses may, at the election of Indemnitee, be resolved by binding arbitration before one neutral arbitrator in accordance with the Center for Public Resources, New York, New York ("CPR") Rules for Non-Administered Arbitration of Business Disputes. If the Company and the Indemnitee encounter difficulty in agreeing on an arbiter, they will seek the assistance of CPR in the selection process. In any dispute concerning Indemnitee's right to the advancement of expenses, Indemnitee shall be presumed to be entitled to such advancement and the Company shall bear the burden to prove by clear and convincing evidence that Indemnitee is not so entitled.

         7. Notice and Other Indemnification Procedures.

                  (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. Indemnitee will be presumed to have met the standard of conduct entitling him or her to indemnification; the Company shall be entitled to attempt to rebut the presumption in accordance with the procedures set forth in Section 8 below.

                  (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  (c) If the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that
(i) the Indemnitee shall have the right to employ counsel in any such proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee or counsel selected by the Company shall have concluded that there may be a conflict of interest between the Company and the Indemnitee or among Indemnitees jointly represented in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

         8. Determination of Right to Indemnification.

                  (a) To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in subsections 4(a), 4(b) or 4(c) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of such proceeding.

                  (b) To determine Indemnitee's right to indemnification other than as provided in subsection 8(a), Indemnitee shall be presumed to have met the standard of care entitling him or her to indemnification. The Company shall bear the burden to prove that Indemnitee is not entitled to indemnification. Such determination shall be made by:

                                    (1) A majority vote of a quorum of the Board
                  consisting of directors who are not parties to the proceeding for which indemnification is being sought;

                                    (2) Legal counsel selected by the Board, and
                  reasonably approved by the Indemnitee, which counsel shall make such determination in a written opinion; or

                                    (3) One neutral arbitrator who shall be a
                  litigation or corporate attorney with experience in the area of director or officer indemnification. The arbitrator shall be selected within 30 days of the demand for arbitration and shall render his or her decision within 60 days after the Company and the Indemnitee have completed the submission of their respective cases, unless good cause be shown as to why a longer time for decision is necessary. The arbitration shall be conducted in accordance with the CPR Rules for Non-Administered Arbitration or Business Disputes. If the Company and the Indemnitee encounter difficulty in agreeing on an arbiter, they will seek assistance of CPR in the selection process.


                  (c) As soon as practicable, and in no event later than 60 days after written notice of the Indemnitee's choice of forum pursuant to Section 8(b) above, the Company shall, at its own expense, submit to the selected forum in such manner as the indemnitee or the Indemnitee's counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in good faith to assure the Indemnitee a complete opportunity to defend such claim.

                  (d) Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith, in which case Indemnitee will repay the amounts previously paid, and will do so within 20 days following written demand. The indemnification provided to Indemnitee in this section shall be paid by Company on a current basis (i.e., no later than 20 days following written demand).

         9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement;

                  (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense ("defense" includes contribution or indemnification or proceedings to enforce proportionate fault rules where applicable), except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

                  (b) Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

                  (c) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

         10. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's certificate of incorporation or bylaws, the vote of the Company's shareholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying his or her position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

         11. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

         12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever,
(i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 12 hereof.

         13. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         14. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

         15. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         16. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

         17. Consent to Jurisdiction. The Company and the Indemnitee each hereto irrevocably consent to the jurisdiction of the courts of the State of Minnesota for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Minnesota, or in arbitration as set forth herein.

         The parties hereto have entered into this Indemnity Agreement effective as of date first above written.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                           INDEMNITEE


                           ________________________           Address:



                           IMATION CORP.



                           By _____________________           Address:
                                William T. Monahan
                                Chairman, President           1 Imation Place
                                and Chief Executive           Oakdale, MN  55128
                                Officer